Exhibit 99.1
FuelCell Energy Reports First Quarter Results
and Latest Accomplishments
•	California investor-owned utility orders 1.4 megawatt DFC1500

•	Fuel Cells Earn Prominent Position within South Korean Renewable Portfolio Standard Pricing Mechanism

•	Initial order from the United Kingdom for a Direct FuelCell power plant

•	Margins improve with cost ratio moving to 1.09

•	$18 million raised from registered direct offering

•	$70 million of cash and investments at January 31, 2011
DANBURY, CT — March 9, 2011 — FuelCell Energy, Inc. (Nasdaq:FCEL), a leading manufacturer of ultra-clean, efficient and reliable power plants using renewable and other fuels for commercial, industrial, government, and utility customers, today reported results for its first quarter ended January 31, 2011 along with its latest accomplishments.
Financial Results
FuelCell Energy reported total revenues for the first quarter of 2011 of $28.1 million compared to $14.6 million in the same period last year. Product sales and revenues in the first quarter were $25.8 million compared to $12.8 million in the prior year quarter as production was increased to meet growing order volume. Product sales and revenues for the first quarter of 2011 included $20.4 million of power plants, fuel cell modules, and fuel cell power plant components, $2.5 million of revenue primarily from the sale of capital equipment to POSCO Power for their fuel cell module assembly facility as well as construction and installation services, and $2.9 million of revenue from service and power purchase agreements.
Margins for product sales and revenues improved by $2.9 million over the prior year quarter with the product cost-to-revenue ratio moving to 1.09-to-1.00 in the first quarter of 2011 from 1.41-to-1.00 in the first quarter of 2010. Results reflect improved product margins combined with lower commissioning and warranty costs compared to the first quarter of 2010.
Total product sales and service backlog as of January 31, 2011 was $159.2 million compared to $84.1 million as of January 31, 2010. Product order backlog was $78.9 million and $58.3 million as of January 31, 2011 and 2010, respectively. Backlog for long-term service agreements was $80.3 million and $25.8 million as of January 31, 2011 and 2010, respectively.
Research and development contract revenue was $2.3 million for the first quarter of 2011 compared to $1.8 million for the first quarter of 2010. The Company’s research and development backlog totaled $7.9 million as of January 31, 2011 compared to $11.9 million as of January 31, 2010, decreasing as phase two of the solid oxide fuel cell development contract with the U.S. Department of Energy (DOE) nears successful completion. The Company submitted a proposal to the DOE to participate in the multi-year third phase of the solid oxide fuel cell development program.

FuelCell Energy FIRST Quarter 2011 Results
Net loss to common shareholders for the first quarter of 2011 improved to $11.7 million, or $0.10 per basic and diluted share, compared to $15.4 million or $0.18 per basic and diluted share in the first quarter of 2010. Higher product margins drove this improvement.
Total cash, cash equivalents and investments in U.S. Treasuries were $70.2 million as of January 31, 2011. Net use of cash, cash equivalents, and investments for the first quarter was $3.2 million compared to net use of $7.2 million in the first quarter of 2010, excluding the net proceeds of $17.8 million from the registered direct offering of common stock and revolver borrowings of $1.0 million. The favorable impact of improved product margins combined with strong cash receipts from U.S. orders resulted in lower cash utilization during the first quarter of 2011 compared to the prior year quarter. Capital spending for the first quarter was $0.3 million and depreciation expense was $1.6 million.
Corporate Highlights
“Solid financial results this quarter, including the favorable impact of product cost reductions combined with growing revenue and production volume, highlight the progress being made,” said Chip Bottone, President and CEO of FuelCell Energy, Inc. “The FuelCell team is focusing on three key areas including, revenue growth, customer satisfaction and operational excellence as we expand our markets. Our products are helping our customers solve their power generation and environmental challenges as well as helping them meet their sustainability goals.”
Market Activity
FuelCell Energy is a world leader in the development and production of stationary fuel cells. Direct FuelCell (DFC®) power plants are generating power at more than 50 locations globally and have cumulatively generated over 700 million kilowatt hours (kWh) of clean power. Key geographic and vertical markets are driving sales of DFC power plants.
California: Our products address the need by utilities for ultra-clean baseload distributed generation. During the first quarter of 2011, Southern California Edison ordered a 1.4 MW DFC1500 to be installed at California State University, San Bernardino. This order follows previous authorization by the California Public Utilities Commission (CPUC) for Southern California Edison and Pacific Gas & Electric to pursue utility owned fuel cell installations. The CPUC recognizes fuel cells as preferred distributed generation resources due to clean natural gas and renewable baseload power generation that lessens reliance on the electrical transmission grid and represents incremental capacity that avoids or reduces investment in the transmission and distribution system.
Universities represent an attractive market for DFC power plants due to the virtual lack of pollutants that helps universities reach their sustainability goals combined with on-site power generation that enhances energy security. California State University, San Bernardino will be the fifth California university with a DFC power plant, representing eight megawatts in total power generation capacity.

FuelCell Energy FIRST Quarter 2011 Results
United Kingdom: The Crown Estates ordered a DFC power plant during the first quarter of 2011 for installation in central London, England. The ultra-clean emission profile of the DFC plant combined with reduced greenhouse gas emissions support the sustainability goals of The Crown Estates and were the primary drivers for the order. This order represents the first DFC power plant sold by the Company in the United Kingdom.
The British government recently issued a series of proposals to address aggressive climate targets while balancing the need for replacing a significant portion of existing power generation that is nearing the end of its functional lifespan. Estimates are that about a quarter of the existing power generation capacity in the UK will need to be replaced by 2020. Fuel cells operating on natural gas or renewable biogas are a compelling solution for the needs of the British power market as they provide ultra-clean and efficient baseload power.
South Korea: At the end of December 2010, the South Korean Ministry of Knowledge Economy confirmed the Renewable Portfolio Standard (RPS) and established the pricing mechanism for new & renewable (NRE) power under the mandates of the RPS. Utilities and independent power producers in South Korea are expected to purchase NRE power generation plants now that the pricing mechanics of the RPS have been confirmed. Penalties for non-compliance are expected to encourage conformance with the RPS. Fuel cells operating on natural gas and renewable biogas earned a prominent position within the pricing mechanism and are expected to represent a significant portion of NRE purchasing as the clean, efficient and distributed generation attributes of fuel cells meet the needs of utilities and the requirements of the RPS.
Responding to this market opportunity, POSCO Power continues to expand its clean power generation business using the Company’s fuel cell technology. POSCO Power has begun production at their 100 MW fuel cell module assembly facility using fuel cell components manufactured at FuelCell Energy’s production facility and will provide balance-of-plant (BOP) for the South Korean market from their existing 100 MW BOP facility. Announcement of the RPS pricing mechanism, combined with the recent completion of local capacity for fuel cell module assembly, is expected to drive their next order for fuel cell components.
Production
Production levels are currently at 35 MW annually compared to production of 22 MW for 2010 to meet backlog. Anticipating increasing order volume, the Company expects to further increase production levels during 2011.
Advanced Technology Programs
DFC hydrogen generation: The DFC300-H2 power plant installed at the Orange County Wastewater treatment facility has begun to produce hydrogen for vehicle refueling along with ultra-clean electricity and high quality heat used for the wastewater treatment process. The plant is operating on natural gas and is expected to begin operating on renewable biogas in the next few months. The demonstration is being performed under sub-contract to Air Products and Chemicals, Inc, with the majority of funding provided by the U.S. Department of Energy (DOE).

FuelCell Energy FIRST Quarter 2011 Results
Solid Oxide Fuel Cell Development: The Company continues to partner with Versa Power Systems Inc., for the development of a Large Scale Coal-Based Solid Oxide Fuel Cell under the U.S. Department of Energy Solid State Energy Conversion Alliance (SECA) Program. The FuelCell Energy/Versa team met cost and performance objectives for a minimum 25 kW fuel cell stack in phase two of the program.
Conference Call Information
FuelCell Energy will host a conference call with investors beginning at 10:00 a.m. Eastern Time on March 10, 2011 to discuss the first quarter 2011 results.
Participants can access the live call via webcast on the Company website or by telephone as follows:
•	The live webcast of this call will be available on the Company website at www.fuelcellenergy.com. To listen to the call, select ‘Investors’ on the home page, then click on ‘events & presentations’ and then click on ‘Listen to the webcast’

•	Alternatively, participants in the U.S. or Canada can dial 877-303-7005

•	Outside the U.S. and Canada, please call 678-809-1045

•	The passcode is ‘FuelCell Energy’
The webcast of the conference call will be archived on the Company’s Investors’ page at www.fuelcellenergy.com. Alternatively, the replay of the conference call will be available approximately two hours after the conclusion of the call until midnight Eastern Time on Wednesday, March 16, 2011:
•	From the U.S. and Canada please dial 800-642-1687

•	Outside the U.S. or Canada please call 706-645-9291

•	Enter confirmation code 46585555
About FuelCell Energy
DFC® fuel cells are generating power at over 50 locations worldwide. The Company’s power plants have generated over 700 million kWh of power using a variety of fuels including renewable wastewater gas, biogas from beer and food processing, as well as natural gas and other hydrocarbon fuels. FuelCell Energy has partnerships with major power plant developers and power companies around the world. The Company also receives funding from the U.S. Department of Energy and other government agencies for the development of leading edge technologies such as fuel cells. For more information please visit our website at www.fuelcellenergy.com
This news release contains forward-looking statements, including statements regarding the Company’s plans and expectations regarding the continuing development, commercialization and financing of its fuel cell technology and business plans. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation, general risks associated with product development, manufacturing, changes in the regulatory environment, customer strategies, changes in critical accounting policies, potential volatility of energy prices, rapid technological change, competition, and the Company’s ability to achieve its sales plans and cost reduction targets, as well as other risks set forth in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements contained herein speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

FuelCell Energy FIRST Quarter 2011 Results
Direct FuelCell, DFC, DFC/T, DFC-H2 and FuelCell Energy, Inc. are all registered trademarks of FuelCell Energy, Inc. DFC-ERG is a registered trademark jointly owned by Enbridge, Inc. and FuelCell Energy, Inc.
Contact:
FuelCell Energy, Inc.
Kurt Goddard, Vice President Investor Relations
203-830-7494
ir@fce.com
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FuelCell Energy FIRST Quarter 2011 Results
FUELCELL ENERGY, INC.
Consolidated Balance Sheets
(Unaudited)
(Amounts in thousands, except share and per share amounts)

	January 31,	October 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$26,085	$20,467
Investments — U.S. treasury securities	39,537	25,019
Accounts receivable, net	23,288	18,066
Inventories, net	32,352	33,404
Other current assets	6,343	5,253

Total current assets	127,605	102,209

Property, plant and equipment, net	25,391	26,679
Investments — U.S. treasury securities	4,529	9,071
Investment in and loans to affiliate	9,653	9,837
Other assets, net	3,494	2,733

Total assets	$170,672	$150,529

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt and other liabilities	$1,998	$976
Accounts payable	10,065	10,267
Accounts payable due to affiliate	407	575
Accrued liabilities	15,819	16,721
Deferred revenue	37,902	25,499

Total current liabilities	66,191	54,038

Long-term deferred revenue	7,750	8,042
Long-term debt and other liabilities	4,112	4,056

Total liabilities	78,053	66,136

Redeemable preferred stock of subsidiary	17,374	16,849
Redeemable preferred stock (liquidation preference of $64,020 at January 31, 2011 and October 31, 2010)	59,857	59,857
Total Equity:
Shareholders’ equity
Common stock ($.0001 par value); 150,000,000 shares authorized; 123,633,555 and 112,965,725 shares issued and outstanding at January 31, 2011 and October 31, 2010, respectively.	12	11
Additional paid-in capital	682,656	663,951
Accumulated deficit	(666,561)	(655,623)
Accumulated other comprehensive income (loss)	13	11
Treasury stock, Common, at cost (5,679 shares at January 31, 2011 and October 31, 2010)	(53)	(53)
Deferred compensation	53	53

Total shareholders’ equity	16,120	8,350
Noncontrolling interest in subsidiaries	(732)	(663)

Total equity	15,388	7,687

Total liabilities and equity	$170,672	$150,529

FuelCell Energy FIRST Quarter 2011 Results
FUELCELL ENERGY, INC.
Consolidated Statements of Operations
(Unaudited)
(Amounts in thousands, except share and per share amounts)

	Three Months Ended
	January 31,
	2011	2010
Revenues:
Product sales and revenues	$25,760	$12,808
Research and development contracts	2,320	1,808

Total revenues	28,080	14,616

Costs and expenses:
Cost of product sales and revenues	28,059	18,013
Cost of research and development contracts	2,337	2,096
Administrative and selling expenses	4,050	4,156
Research and development expenses	4,246	4,620

Total costs and expenses	38,692	28,885

Loss from operations	(10,612)	(14,269)

Interest expense	(54)	(63)
Loss from equity investment	(198)	(148)
Interest and other income, net	400	319

Loss before redeemable preferred stock of subsidiary	(10,464)	(14,161)

Accretion of redeemable preferred stock of subsidiary	(525)	(557)

Loss before provision for income taxes	(10,989)	(14,718)

Provision for income taxes	(18)	—

Net loss	(11,007)	(14,718)

Net loss attributable to noncontrolling interest	69	86

Net loss attributable to FuelCell Energy, Inc.	(10,938)	(14,632)

Preferred stock dividends	(800)	(802)

Net loss to common shareholders	$(11,738)	$(15,434)

Net loss per share to common shareholders
Basic	$(0.10)	$(0.18)
Diluted	$(0.10)	$(0.18)

Weighted average shares outstanding
Basic	115,086,014	84,401,558
Diluted	115,086,014	84,401,558